Exhibit 10.0

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

FORM OF

Loan Extension Amendment

This Loan Extension Amendment is effective as of this 31st day of July, 2019, by and between Ondas Networks Inc. (the “Company”) and the undersigned lender (the “Lender”).

Whereas, the Company is currently indebted to the Lender in the amount of $______________ including unpaid accrued interest thereon (the “Indebtedness”), pursuant to promissory note(s) and / or any applicable loan agreement(s), as may have been amended from time to time, by and between the Company and the Lender (the “Loan”); and

Whereas, the parties wish to extend the current scheduled maturity date for the Loan and agree to certain other terms as set forth below.

It is hereby agreed:

1.	The maturity date for the Loan is hereby extended to October 31, 2019 (the “New Maturity Date”), when the Indebtedness shall be due and payable in full; provided that the Indebtedness may be paid, in whole or in part, at any time or times prior to the New Maturity Date, in the Company’s sole discretion, and without notice, penalty or bonus; provided further, however that if Ondas Holdings Inc. (the “Parent”) completes an equity offering of not less than $8,000,000 on or before the New Maturity Date (the “Offering”) at an offering price per security of $[****] or less, the Lender shall extinguish the Indebtedness in exchange for securities of Parent upon the same terms and conditions as investors in the Offering (the “Extinguishment for Equity”) so long as Energy Capital LLC also participates in an extinguishment of all its principal debt and all unpaid accrued interest owing under the Loan and Security Agreement by and between the Parent and Energy Capital, LLC, dated October 1, 2018 or otherwise, on the same terms as the Lender. Furthermore, the Lender may at its option extinguish the Indebtedness pursuant to the terms set forth above if the offering price per security exceeds $[****]. The securities to be received in connection with the Extinguishment for Equity is referred to herein as the Securities.

2.	The Lender shall enter into a lock-up agreement with the Parent to restrict the public sale of the Securities through September 30, 2020.

3.	Any defaults or penalties existing under the Loan as of this date are hereby waived.

4.	Interest on the Indebtedness will accrue and not be payable until the New Maturity Date.

5.	All other terms applicable to the Loan shall continue in full force and effect.

COMPANY		LENDER
Ondas Networks Inc.

By:		By:
Name:	Eric Brock, CEO	Name/As: